As filed with the Securities and Exchange Commission on January 18, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UroGen Pharma Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9 Ha’Ta’asiya Street

Ra’anana 4365007, Israel

Tel: +972 (9) 770-7601

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Urogen Pharma, Inc.

499 Park Avenue, 12th Floor

New York, New York 10022

Telephone: +1 (646) 768-9780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Daniel I. Goldberg Joshua A. Kaufman Cooley LLP The Grace Building 1114 Avenue of the Americas New York, NY 10036 Telephone: (212) 479-6000 Facsimile: (212) 479-6275	Yaron Sobol Steven Berelowitz Hamburger Evron & Co. The Museum Tower 4 Berkowitz Street Tel-Aviv 6423806, Israel Telephone: +972 (3) 607-4040 Facsimile: +972 (3) 607-4004	Eric W. Blanchard Brian K. Rosenzweig Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018-1405 Telephone: (212) 841-1111 Facsimile: (646) 441-9111	Chaim Friedland Ari Fried Gornitzky & Co. Zion House 45 Rothschild Blvd. Tel Aviv 6578403, Israel Telephone: +972 (3) 710-9191 Facsimile: +972 (3) 560-6555

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-222558)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.01 per share	$11,500,000(1)	$1,431.75(2)

(1)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $57,500,000 on a Registration Statement on Form F-1 (File No. 333-222558), which was declared effective on January 18, 2018. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $11,500,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-222558).
(2)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted. The entire registration fee has been previously paid by or on behalf of the registrant.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of ordinary shares, par value NIS 0.01 per share, of the Registrant contemplated by the Registration Statement on Form F-1 (File No. 333-222558), initially filed with the Commission by the Registrant on January 16, 2018 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering an increase in the maximum aggregate offering price of $11,500,000 of securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective by the Commission on January 18, 2018, and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Hamburger Evron & Co.

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm

23.2	Consent of Hamburger Evron & Co. (included in Exhibit 5.1)

24.1(1)	Power of Attorney

(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1 (File No. 333-222558), filed with the Securities and Exchange Commission on January 16, 2018 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 18th day of January, 2018.

UROGEN PHARMA LTD.

By:	/s/ Ron Bentsur
Ron Bentsur
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Bentsur Ron Bentsur	Chief Executive Officer (Principal Executive Officer)	January 18, 2018

/s/ Gary Titus Gary Titus	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 18, 2018

* Arie Belldegrun, M.D.	Chairman	January 18, 2018

* Fred E. Cohen M.D.	Director	January 18, 2018

* Kathryn E. Falberg	Director	January 18, 2018

* Stuart Holden, M.D.	Director	January 18, 2018

* Cynthia M. Butitta	Director	January 18, 2018

* Ran Nussbaum	Director	January 18, 2018

* Pini Orbach, Ph.D.	Director	January 18, 2018

*	Pursuant to Power of Attorney

By:	/s/ Ron Bentsur
Ron Bentsur
Attorney-in-Fact

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the Registrant’s duly authorized representative in the United States has signed this registration statement on Form F-1 in New York, New York on this 18th day of January, 2018.

By:	/s/ Ron Bentsur
Name:	Ron Bentsur
Title:	President and CEO, Urogen Pharma, Inc.